UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

Vu1 CORPORATION
(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commission File Number)	(IRS Employer Identification No.)

557 Roy Street Suite 125 Seattle, WA 98109
(Address of principal executive offices)

(888) 985-8881
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 3.02      Unregistered Sales of Equity Securities

On September 27, 2010, Vu1 Corporation received notices of conversion from the Holders of its Secured Convertible Grid Promissory Notes (the “Notes”) to convert a total of $6,180,118, representing 100% of the outstanding balances under the Notes as of that date into common stock at the conversion rate of $0.40 per share.

SAM Special Opportunities Fund LP (“SAM”) converted their outstanding balance of $2,833,655 net of prepaid and accrued interest into 7,084,139 shares of Company common stock.

Full Spectrum Capital LLC (“Full Spectrum”) converted their outstanding balance, of $3,346,463 net of prepaid and accrued interest into 8,366,157 shares of Company common stock.

The Company will adjust the carrying values of our Prepaid interest, Accrued interest, Convertible notes payable and Embedded derivative liability, which in the case of derivatives is fair value to September 27, 2010 and these amounts will be reclassified to Stockholders’ equity.

Item 8.01      Other Information

As discussed above, on September 27, 2010 the Company received notices of conversion from the Holders of its Notes to convert all of the outstanding balances under the Notes as of that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vu1 Corporation

Date: September 29, 2010	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer